Exhibit 10.1

Graphic Packaging HOLDING COMPANY
DIRECTORS’ Non-Qualified Deferred Compensation Plan

Effective January 1, 2021

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Exhibit 10.1

Graphic Packaging HOLDING COMPANY
DIRECTORS’ NON-QUALIFIED DEFERRED COMPENSATION PLAN

Effective as of the 1st day of January, 2021, the Board of Directors of Graphic Packaging Holding Company (the “Company”) hereby adopts the Graphic Packaging Holding Company Directors’ Non-Qualified Deferred Compensation Plan (the “Plan”).
BACKGROUND AND PURPOSE
A.    Goal. The Board of Directors desires to provide its Non-Employee Directors with an opportunity to defer the receipt and income taxation of (i) all or a portion of their annual cash retainers, fees and any other cash compensation, and (ii) all or a portion of their annual stock compensation.
B.    Purpose. The purpose of the Plan document is to set forth the terms and conditions pursuant to which these deferrals may be made and to describe the nature and extent of the Non-Employee Directors’ rights to such amounts.
C.    Type of Plan. The Plan constitutes an unfunded, nonqualified deferred compensation plan for the benefit of Non-Employee Directors. The Plan is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.
STATEMENT OF AGREEMENT
To adopt the Plan with the purposes and goals as hereinabove described, the Board of Directors hereby sets forth the terms and provisions of the Plan as follows:

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Table of Contents
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ARTICLE I.
DEFINITIONS
For purposes of the Plan, the following terms, when used with an initial capital letter, will have the meaning set forth below unless a different meaning plainly is required by the context.
i.Account
means one or more of a Participant’s Directed Investment Account(s) or Stock Unit Account(s), as the context requires.
ii.Beneficiary
means, with respect to a Participant, the person(s) designated or identified in accordance with Section 10.1 to receive any death benefits that may be payable under the Plan upon the death of the Participant.
iii.Board
means the Board of Directors of the Company.
iv.Business Day
means each day on which the New York Stock Exchange operates and is open to the public for trading.
v.Cash Compensation
means the total of a Non-Employee Director’s annual retainers, committee retainers and any other fees (but not reimbursement of expenses) that would be payable to a Non-Employee Director in cash during a Plan Year absent a Deferral Election under this Plan.
vi.Cash Deferral Contributions
means, for each Plan Year, that portion of a Participant’s Cash Compensation deferred under the Plan pursuant to Section 3.2(a).
vii.Change in Control
means any of the events specified in subsections (a), (b), or (c) below, subject to the rules described in subsection (d) below:
(1)Change in the Ownership of the Company
means a situation where any one person, or more than one person acting as a group (as described in Treasury Regulations), acquires ownership of stock of the Company that, together with stock held by such person or group constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company. However, if any one person, or more than one person acting as a group, is considered to own more than 50 percent of the total

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fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a Change in Control. An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this subsection. This subsection applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock of the Company remains outstanding after the transaction.
(2)Change in the Effective Control of the Company
means that a majority of members of the Board of the Company is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of such Board before the date of the appointment or election.
(3)Change in the Ownership of a Substantial Portion of the Company’s Assets
means any one person or more than one person acting as a group, that is not affiliated with the Company, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 80 percent of the consolidated total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. There is no Change in Control under this subsection (c) when there is a transfer to an entity that is controlled by the shareholders of the Company immediately after the transfer, as provided in Treasury Regulations. For purposes of this subsection (c) and except as otherwise provided in Treasury Regulations, a person’s status is determined immediately after the transfer of the assets. For example, a transfer to a company in which the Company has no ownership interest before the transaction, but that is a majority-owned subsidiary of the Company after the transaction, is not treated as a Change in Control.
(4)Compliance with Section 409A
. The definition of “Change in Control” as described in this Section is intended to satisfy all requirements under Treasury Regulations Section 1.409A-3(i)(5), and shall be construed accordingly. In no event will any payment of “nonqualified deferred compensation” (as such term is defined for purposes of Code Section 409A) be triggered hereunder upon a Change in Control unless the Change in Control event satisfies all applicable requirements of such regulation.
viii.Code
means the Internal Revenue Code of 1986, as amended.
ix.Common Stock
means the common stock, par value $0.01 per share, of the Company.

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x.Company
means Graphic Packaging Holding Company.
xi.Deferral Election
means a written or electronic election form provided by the Plan Administrator on which a Participant may elect to defer under the Plan all or a portion of such individual’s Cash Compensation and/or Stock Compensation for a Plan Year.
xii.Directed Investment Account
means a bookkeeping account established and maintained on behalf of a Participant pursuant to Article III of the Plan.
xiii.Effective Date
means January 1, 2021, the date that the Plan will be effective.
xiv.Election Deadline
means, with respect to a Plan Year:
(1)For a Non-Employee Director who is then a member of the Board, the December 20 (or if December 20 is not a Business Day, the last Business Day immediately preceding December 20) immediately preceding the first day of such Plan Year.
(2)For a Non-Employee Director who is first elected by shareholders to be a member of the Board after (or within thirty (30) days before) the Election Deadline described in Section 1.14(a) above with respect to a Plan Year, the date which is thirty (30) days after the date the Director first becomes eligible to participate in the Plan.
xv.Fair Market Value
means, on any date, the closing sales price of the Common Stock on any national securities exchange on which the Common Stock may from time to time be listed or traded or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported.
xvi.Financial Hardship
means a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant, the Participant’s spouse, the Participant’s Beneficiary, or the Participant’s dependent (as defined in Code Section 152, without regard to subsections (b)(1), (b)(2), and (d) (1)(B) thereof), loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. Financial Hardship will be determined by the Plan Administrator on the basis of the facts of each case, including information supplied by the Participant in accordance with uniform guidelines prescribed from time to time by the Plan Administrator; provided, the

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Participant will be deemed not to have a Financial Hardship to the extent that such hardship is or may be relieved:
(1)Through reimbursement or compensation by insurance or otherwise;
(2)By liquidation of the Participant’s assets, to the extent the liquidation of assets would not itself cause severe financial hardship; or
(3)By cessation of deferrals under the Plan.
Examples of what are not considered to be unforeseeable emergencies include the need to send a Participant’s child to college or the desire to purchase a home.
xvii.Investment Election
means an election, made in such form as the Plan Administrator may direct, pursuant to which a Participant may elect to have amounts in such Participant’s Directed Investment Account(s) deemed invested to the extent permitted under the terms of the Plan.
xviii.Investment Funds
means the investment funds selected from time to time by the Plan Administrator for purposes of determining the rate of return on amounts deemed invested with respect to Participants’ Directed Investment Account(s).
xix.Non-Employee Director
means a member of the Board who is not an employee of the Company.
xx.Participant
means any person who has been admitted to, and has not been removed from, participation in the Plan pursuant to the provisions of Article II.
xxi.Plan
means the Graphic Packaging Holding Company Directors’ Non-Qualified Deferred Compensation Plan, as contained herein and all amendments hereto.
xxii.Plan Administrator
means the Nominating and Corporate Governance Committee of the Board and any individual or committee the Board designates to act on the Nominating and Corporate Governance Committee’s behalf with respect to any or all of the Nominating and Corporate Governance Committee’s responsibilities hereunder.
xxiii.Plan Year
means the 12-consecutive-month period ending on December 31 of each year.

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xxiv.Recordkeeper
means the third-party company or organization appointed by the Board to carry out certain administrative responsibilities under the Plan. To the extent that a company is not appointed as the Recordkeeper, the Board or such individual employee or employees of the Company as the Board may appoint will serve as Recordkeeper.
xxv.Separate from Service or Separation from Service
means, with respect to a Participant, that such Participant has separated from service, as defined under Code Section 409A and the guidance issued thereunder. Generally, a Participant separates from service if the Participant retires or otherwise has a termination of service from the Board (other than due to his death).
xxvi.Stock Compensation
means the total of a Non-Employee Director’s annual compensation that would be payable to a Non-Employee Director in shares of Common Stock during a Plan Year absent a Deferral Election under this Plan.
xxvii.Stock Deferral Contributions
means, for each Plan Year, that portion of a Participant’s Stock Compensation deferred under the Plan pursuant to Section 3.2(b).
xxviii.Stock Unit
means a unit credited to a Participant’s Stock Unit Account representing the right to receive a share of Common Stock pursuant to the terms of the Plan.
xxix.Stock Unit Account
means a bookkeeping account established and maintained on behalf of a Participant which is denominated in Stock Units pursuant to Article III of the Plan.
xxx.Surviving Spouse
means, with respect to a Participant, the person who is treated as legally married to such Participant under the laws of the state in which the Participant resides. The determination of a Participant’s Surviving Spouse will be made as of the date of such Participant’s death.
xxxi.Trust or Trust Agreement
means the separate agreement or agreements between the Company and the Trustee governing the Trust Fund, and all amendments thereto.
xxxii.Trustee

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means the party or parties so designated from time to time pursuant to the terms of the Trust Agreement.
xxxiii.Trust Fund
means the total amount of cash and other property held by the Trustee (or any nominee thereof) at any time under the Trust Agreement.
xxxiv.Valuation Date
means each business day of the Plan Year that the New York Stock Exchange is open.
ARTICLE II.
ELIGIBILITY AND PARTICIPATION
i.Annual Participation
. Each individual who is a Non-Employee Director as of the first day of a Plan Year and is a member of the Board before the beginning of such Plan Year shall be eligible to defer all or a portion of such individual’s Cash Compensation and/or Stock Compensation and thereby to actively participate in the Plan for such Plan Year. Such individual’s participation shall become effective as of the first day of such Plan Year, assuming such individual properly and timely completes the election procedures described below.
ii.Interim Plan Year Participation
. Each individual who becomes a Non-Employee Director during a Plan Year (and who has not been eligible to participate in the Plan during the immediately preceding 24 months) shall be immediately eligible to make a Deferral Election and thereby to participate actively in the Plan for the remainder of such Plan Year.
iii.Procedure for Admission
. Each Non-Employee Director shall elect to defer all or a portion of such individual’s Cash Compensation and/or Stock Compensation and thereby become an active Participant for a Plan Year by delivering a completed Deferral Election by the Election Deadline. The Plan Administrator also may require the Director to complete other forms and provide other data, as a condition of participation in the Plan. Such forms and data may include, without limitation, the Eligible Director’s acceptance of the terms and conditions of the Plan, an Investment Election, and the designation of a Beneficiary to receive any death benefits payable hereunder.
iv.Cessation of Eligibility
.
(1)Cessation of Eligible Status

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. An individual’s active participation in the Plan shall terminate, and such individual shall not be eligible to make any additional Cash Deferral Contributions or Stock Deferral Contributions (i) for any portion of a Plan Year following the date such individual’s service as a Non-Employee Director with the Company ceases, and (ii) for any subsequent Plan Year for which the individual does not complete the election procedures.
(2)Inactive Participant Status
. An individual whose active participation in the Plan ends will remain an inactive Participant in the Plan until the earlier of (i) the date the full amount of his Account(s) (if any) is distributed from the Plan, or (ii) the date he again becomes a Non-Employee Director and recommences active participation in the Plan. During the period of time that a Participant is an inactive Participant in the Plan, his Directed Investment Account(s) will continue to be credited with earnings and/or losses as provided for in Section 3.5.

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ARTICLE III.
PARTICIPANTS’ ACCOUNTS; DEFERRALS AND CREDITING
i.Participants’ Accounts
.
(1)Establishment of Accounts
. The Recordkeeper will establish and maintain (i) a Directed Investment Account and/or a Stock Unit Account on behalf of each Participant for each year for which the Participant makes Cash Deferral Contributions, and (ii) a Stock Unit Account on behalf of each Participant for each year for which the Participant makes Stock Deferral Contributions. The Recordkeeper shall credit each Participant’s Account(s) with the Participant’s Cash Deferral Contributions and/or Stock Deferral Contributions for such Plan Year (and any earnings attributable thereto, in the case of a Directed Investment Account) and will be debit the Participant’s Account(s) by the amount of any distributions. Each Account of a Participant will be maintained until the value thereof has been distributed to or on behalf of such Participant or his Beneficiary. Accounts may be subdivided into separate subaccounts for each Plan Year.
(2)No Transfers Between Directed Investment Accounts and Stock Unit Accounts
. A Participant may not transfer any amount from a Directed Investment Account to a Stock Unit Account or from a Stock Unit Account to a Directed Investment Account.
(3)Nature of Contributions and Accounts
. The amounts credited to a Participant’s Account(s) will be represented solely by bookkeeping entries. Except as provided in Article VII, no monies, shares or other assets will actually be set aside for such Participant, and all payments to a Participant or Beneficiary under the Plan will be made from the general assets of the Company.
(4)General Creditors
. Any assets which may be acquired by the Company in anticipation of its obligations under the Plan will be part of the general assets of the Company. The Company’s obligation to pay benefits under the Plan constitutes a mere promise of the Company to pay such benefits, and a Participant or Beneficiary will be and remain no more than an unsecured, general creditor of the Company.
ii.Deferral Elections
. Each Non-Employee Director may irrevocably elect to have Cash Deferral Contributions and/or Stock Deferral Contributions made for a Plan Year by completing in a timely manner a Deferral Election (and an Investment Election, if applicable) and following other election procedures as provided in Section 2.3. Subject to any modifications, additions or

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exceptions that the Plan Administrator, in its sole discretion, deems necessary, appropriate or helpful, the following terms shall apply to such Deferral Elections:
(1)Cash Compensation
. A Participant may irrevocably elect to have Cash Deferral Contributions made for a Plan Year, and may direct that such Cash Deferral Contributions be credited to either the Participant’s Directed Investment Account or to the Participant’s Stock Unit Account. A Participant’s Deferral Election shall specify the percentage of Cash Compensation for the Plan Year to be deferred, and the percentage so elected shall be withheld from each payment of Cash Compensation otherwise payable to the Participant during the Plan Year.
(2)Stock Compensation
. A Participant may irrevocably elect to have Stock Deferral Contributions made for a Plan Year, and such Stock Deferral Contributions shall be credited to the Participant’s Stock Unit Account. A Participant’s Deferral Election shall specify the percentage of Stock Compensation for the Plan Year to be deferred, and the percentage so elected shall be withheld from each payment of Stock Compensation otherwise payable to the Participant during the Plan Year. If a Participant elects to have Stock Deferral Contributions made for a Plan Year, the number of Stock Units to be credited to the Participant’s Stock Unit Account shall be equal to the number of shares of Common Stock that would otherwise be payable to the Participant.
(3)Effective Date of Deferral Elections
. A Participant’s Deferral Election for all or a portion of a Plan Year shall be effective beginning with the first Cash Compensation or Stock Compensation, as applicable, (i) in such Plan Year with respect to a Participant participating for the entire Plan Year, and (ii) with respect to compensation paid for services performed after the Deferral Election is made with respect to a Participant participating for a portion of a Plan Year. To be effective, a Participant’s Deferral Election must be made by the Election Deadline. Any Participant who fails to deliver a Deferral Election, or to complete any of the other requisite election procedures, in a timely manner, shall be deemed to have elected not to participate in the Plan for that Plan Year.
(4)Term
. Each Participant’s Deferral Election for a Plan Year shall remain in effect with respect to all Cash Compensation and/or Stock Compensation, as applicable, paid or payable during such Plan Year, but shall not apply to any subsequent Plan Year.
(5)Irrevocability of Deferral Elections
. Once made for a Plan Year, a Participant may not revoke a Deferral Election for such Plan Year. Notwithstanding the foregoing, the Plan Administrator shall cancel a Participant’s Deferral Elections for the remainder of the Plan Year upon a withdrawal due to Financial Hardship under Section 5.8.
iii.Crediting of Deferred Compensation

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.
(1)Cash Compensation Deferred into Directed Investment Account
. The Recordkeeper shall credit to a Participant’s Directed Investment Account for a Plan Year the amount of Cash Deferral Contributions designated on the Participant’s Deferral Election that the Participant has elected to defer into his or her Directed Investment Account at approximately the same time the Cash Compensation would have been paid to the Participant if not subject to the Participant’s Deferral Election.
(2)Cash Compensation Deferred into Stock Unit Account
. The Recordkeeper shall credit to a Participant’s Stock Unit Account for a Plan Year a number of Stock Units having a value equal to the amount of Cash Deferral Contributions designated on the Participant’s Deferral Election that the Participant has elected to defer into his or her Stock Unit Account at approximately the same time the Cash Compensation would have been paid to the Participant if not subject to the Participant’s Deferral Election. The number of Stock Units to be credited to the Participant’s Stock Unit Account shall be determined by dividing the dollar value of the Cash Deferral Contributions by the Fair Market Value of one share of Common Stock at approximately the same time the Cash Compensation would have been paid to the Participant if not subject to the Participant’s Deferral Election (and rounding up or down to the nearest whole share in the discretion of the Plan Administrator).
(3)Stock Compensation Deferred into Stock Unit Account
. The Recordkeeper shall credit to a Participant’s Stock Unit Account for a Plan Year a number of Stock Units reflecting the amount of Stock Deferral Contributions designated on the Participant’s Deferral Election at approximately the same time the Stock Compensation would have been paid to the Participant if not subject to the Participant’s Deferral Election. The number of Stock Units to be credited to the Participant’s Stock Unit Account shall be equal to the number of shares of Common Stock that would have been paid to the Participant if not subject to the Participant’s Deferral Election.
iv.Debiting of Distributions
. As of each Valuation Date, the Recordkeeper will debit each Participant’s Account for any amount distributed from such Account since the immediately preceding Valuation Date.
v.Crediting of Earning on Directed Investment Accounts
. As of each Valuation Date, the Recordkeeper will credit or debit each Participant’s Directed Investment Account with the amount of earnings and/or losses applicable thereto for the period since the immediately preceding Valuation Date. Such crediting or debiting of earnings and/or losses will be effected as of each Valuation Date, as follows:
(1)Rate of Return

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. The Recordkeeper first will determine a rate of return for the period since the immediately preceding Valuation Date for each of the Investment Funds;
(2)Amount Invested
. The Recordkeeper next will determine the amount of (i) each Participant’s Account that was deemed invested in each Investment Fund as of the immediately preceding Valuation Date; minus (ii) the amount of any distributions debited from the amount determined in clause (i) since the immediately preceding Valuation Date; and
(3)Determination of Amount
. The Recordkeeper will then apply the rate of return for each Investment Fund for such Valuation Date (as determined in subsection (a) hereof) to the amount of the Participant’s Account deemed invested in such Investment Fund for such Valuation Date (as determined in subsection (b) hereof), and the total amount of earnings and/or losses resulting therefrom will be credited to such Participant’s Account as of the applicable Valuation Date.
vi.Dividend Credits on Stock Units
. In the event dividends or other distributions are paid with respect to the Common Stock, the Recordkeeper will credit each Participant’s Directed Investment Account with an amount equal to the dollar amount or fair market value that the Participant would have received had he or she been the owner on the record date for the payment of such dividends or distributions of a number of shares of Common Stock equal to the number of Stock Units then credited to the Participant’s Stock Unit Account, and such amount will be deemed invested in and among the Investment Funds pursuant to the Participant’s Investment Election.
vii.Equitable Adjustments to Stock Unit Accounts
. In the event of (i) a corporate event or transaction involving the Company that results in a change in the Common Stock, or an exchange of Common Stock for cash, securities other than Common Stock, or other property (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares), or (ii) any transaction between the Company and the holders of Common Stock that causes the per-share value of the Common Stock to change (including, without limitation, any conversion of shares, share dividend, share split, spin-off, rights offering, or large non-ordinary cash dividend), the Board shall make such equitable adjustments to the Deferred Stock Units as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Notwithstanding the preceding sentence and in any event, any adjustment shall comply with the requirements of Section 409A of the Code.
viii.Vesting
. A Participant will at all times be fully vested in his or her Accounts.
ix.Good Faith Valuation Binding

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. In determining the value of the Accounts, the Recordkeeper will exercise its best judgment, and all such determinations of value (in the absence of bad faith) will be binding upon all Participants and their Beneficiaries.
x.Errors and Omissions in Accounts
. If an error or omission is discovered in the Account of a Participant or in the amount of a Participant’s deferrals, the Plan Administrator, in its sole discretion, will cause the Recordkeeper to make appropriate, equitable adjustments as soon as administratively practicable following the discovery of such error or omission.

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ARTICLE IV.
INVESTMENT FUNDS FOR DIRECTED INVESTMENT ACCOUNTS
i.Available Investment Funds
. Unless otherwise determined by the Plan Administrator, the Investment Funds used for purposes of determining the rate of return on amounts in Directed Investment Accounts deemed invested in accordance with the terms of the Plan shall be those investment funds then offered under the [GPI Savings Plan], excluding any employer stock fund and substituting commercially available funds for any common or collective trust fund. The Plan Administrator may change, add or remove Investment Funds on a prospective basis at any time(s) and in any manner it deems appropriate.
ii.Participant Direction of Deemed Investments
. Each Participant generally may direct the manner in which his Directed Investment Account(s) will be deemed invested in and among the Investment Funds; provided, such investment directions will be made in accordance with the following terms:
(1)Nature of Participant Direction
. The selection of Investment Funds by a Participant will be for the sole purpose of determining the rate of return to be credited to his Directed Investment Account(s), and will not be treated or interpreted in any manner whatsoever as a requirement or direction to actually invest assets in any Investment Fund or any other investment media. The Plan, as an unfunded, nonqualified deferred compensation plan, at no time will have any actual investment of assets relative to the benefits or Accounts hereunder.
(2)Investment of Contributions
. Each Participant may make an Investment Election prescribing the percentage of the future contributions that will be deemed invested in each Investment Fund. An initial Investment Election of a Participant will be made as of the date the Participant commences participation in the Plan and will apply to all contributions credited to such Participant’s Directed Investment Account(s) after such date. Such Participant may make subsequent Investment Elections as of any Valuation Date, and each such election will apply to all such specified contributions credited to such Participant’s Directed Investment Account(s) after the Recordkeeper has a reasonable opportunity to process such election pursuant to such procedures as the Plan Administrator and the Recordkeeper may determine from time to time. Any Investment Election made pursuant to this subsection (b) with respect to future contributions will remain effective until changed by the Participant.
(3)Investment of Existing Account Balances
. Each Participant may make an Investment Election prescribing the percentage of his existing Directed Investment Account(s) balance that will be deemed invested in each Investment Fund. Such Participant may make such Investment Elections as of any Valuation Date, and each such election will be effective after the Recordkeeper has a reasonable

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opportunity to process such election. Each such election will remain in effect until changed by such Participant.
(4)Plan Administrator Discretion
. The Plan Administrator will have complete discretion to adopt and revise procedures to be followed in making such Investment Elections. Such procedures may include, but are not limited to, the process of making elections, the permitted frequency of making elections, the incremental size of elections, the deadline for making elections, the effective date of such elections and whether and the extent to which to charge any Participant’s Directed Investment Account(s) an administrative fee for making such Investment Elections. Any procedures adopted by the Plan Administrator that are inconsistent with the deadlines or procedures specified in this Section will supersede such provisions of this Section without the necessity of a Plan amendment.
(5)Failure to Make Investment Fund Selection
. To the extent that a Participant fails to make a proper, complete or timely Investment Fund selection, he will be deemed to have selected the money market fund option or such other default Investment Fund that the Plan Administrator may select from time to time.

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ARTICLE V.
PAYMENT OF BENEFITS
i.Amount of Distribution
. Except as otherwise provided in this Article V, each Participant (or his Beneficiary, if he dies before distribution of his Account) will be entitled to receive at the time set forth in Section 5.3 and in the form set forth in Section 5.4 a distribution of his vested Account, as adjusted as set forth in Sections 3.3, 3.4, 3.5, 3.6 and 3.7, determined as of the Valuation Date on which such distribution is processed. For purposes of this Section, the “Valuation Date on which such distribution is processed” refers to the Valuation Date established for such purpose by administrative practice, even if actual payment is made or commenced at a later date due to delays in valuation, administration or any other procedure. Neither the Company nor any other person will be liable to a Participant or Beneficiary for interest or investment losses due to an administrative delay in the processing of any payment under the Plan.
ii.Methods of Distribution
. The benefit payable to a Participant under Section 5.1 with respect to a Directed Investment Account shall be distributed solely in the form of cash. The benefit payable to a Participant under Section 5.1 with respect to a Stock Unit Account shall be distributed solely in the form of shares of Common Stock issuable pursuant to the Graphic Packaging Holding Company 2014 Omnibus Stock and Incentive Compensation Plan or any successor equity compensation plan.
iii.Timing of Distribution
.
(1)Default Timing
. Except as provided in subsection (b) hereof, and subject to the other terms of this Article V, the benefit payable to a Participant under Section 5.1 will be distributed within 60 days of the date of such Participant’s Separation from Service.
(2)Election of Distribution Timing
. A Participant may elect, as described in this subsection (b), to have Plan benefits paid upon the earliest of the default payment timing provided in subsection (a) and one or more the following events:
(a)Specified Date. A Participant may elect, at the time he makes each Deferral Election, to have his benefit payable with respect to that election paid in any month and year specified in such election that is at least 3 years after the first day of the Plan Year with respect to which to the Deferral Election relates.

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(b)Change in Control. A Participant may elect, at the time he makes each Deferral Election, to have his benefit payable with respect to that election paid as of the date that a Change in Control occurs.
iv.Form of Distribution
.
(1)Single-Sum Payment
. Except as provided in Section 5.5 or 5.6 or subsection (b) hereof, the benefit payable to a Participant under Section 5.1 will be distributed in the form of a single-sum payment in cash.
(2)Annual Installments
. At the time he makes an election under Section 5.3(b)(1) or 5.3(b)(2), a Participant may make an election in writing (or in any other format permitted by the Plan Administrator) to have his benefit payable with respect to that election paid in the form of 2 to 10 annual installment payments. Each annual installment shall be equal to the value of the Participant’s Directed Investment Account(s) and/or a number of shares of Common Stock equal to the number of Stock Units held in the Participant’s Stock Unit Account(s), in each case multiplied by a fraction, the numerator of which is one (1) and the denominator of which is the number of installments remaining to be paid. For purposes of Section 409A of the Code, annual installment payments under this subsection shall be treated as a single payment and not as a series of separate payments.
v.Changing Time and/or Form of Distribution
. With respect to any scheduled payment under Section 5.3 or in accordance with this Section, a Participant may make an election to delay the payment from the originally scheduled payment date (the “Original Payment Date”) to a later date (the “New Payment Date”); provided, any such election to delay payment will be effective only if (i) the Participant makes the election to delay payment at least 12 months before the Original Payment Date, and (ii) the Participant’s New Payment Date is at least 5 years after the Original Payment Date. A Participant who makes an election to delay a payment pursuant to the preceding sentence may, at the time such election is made, also elect to have the benefit paid on the New Payment Date in a single-sum payment or 2 to 10 annual installment payments, without regard to the form in which the benefit was scheduled to be paid on the Original Payment Date. Subject to the requirements of this Section 5.4 and Code Section 409A, a Participant may make an election to delay a single payment date no more than twice.
vi.Death
.
(1)Before Scheduled Payment Date

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Exhibit 10.1
. Notwithstanding Sections 5.3, 5.4 and 5.5, if, with respect to any benefit payable to a Participant under Section 5.1, a Participant dies prior to date on which such payment is scheduled to be made or commence, such benefit will be paid to the Participant’s Beneficiary in a single-sum payment in cash at any time through the last day of the year following the year in which the Participant’s death occurs.
(2)While Receiving Installment Payments
. Notwithstanding Sections 5.3, 5.4 and 5.5, if a Participant has begun receiving annual installment payments and dies before all scheduled annual installment payments have been made, any remaining installment payments will be paid to the Participant’s Beneficiary in a single-sum payment in cash at any time through the last day of the year following the year in which the Participant’s death occurs.
vii.Cash-Out
. Notwithstanding anything in this Article V or a Participant’s election to the contrary, if a Participant’s total vested Account balance is less than $10,000 on the date of the Participant’s Separation from Service, such Participant’s Account will be distributed in a single lump-sum payment upon the date of Separation from Service.
viii.Hardship Distributions
. Upon receipt of an application for a hardship distribution and the Plan Administrator’s decision, made in its sole discretion, that a Participant has suffered a Financial Hardship, such Participant will be entitled to receive a hardship distribution. Such distribution will be paid in a single-sum payment (provided that such Financial Hardship continues to exist on the date of the Plan Administrator’s determination). The amount of such single-sum payment will be limited to the amount of the Participant’s Account that the Plan Administrator determines is reasonably necessary to meet the Participant’s requirements resulting from the Financial Hardship (which may include amounts necessary to pay any Federal, state, local, or foreign income taxes or penalties reasonably anticipated to result from the payment) taking into account any additional compensation that is available to the Participant pursuant to a cancellation of his existing Deferral Elections pursuant to Section 3.5.
ix.Permissible Acceleration or Delay of Payments
.
(1)Acceleration of Payments
. Except as otherwise provided in this Section, no payment scheduled to be made under this Article V may be accelerated. Notwithstanding the foregoing, the Plan Administrator, in its sole discretion, may accelerate any payment scheduled to be made under this Article V in accordance with Code Section 409A (for example, upon certain terminations of the Plan (including, but not limited to, a termination of the Plan in connection with a Change in Control pursuant to Section 5.10), limited cash outs or to avoid certain conflicts of interest); provided, a Participant may not elect whether his scheduled payment will be accelerated pursuant to this

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Exhibit 10.1
sentence. All payments scheduled to be made under this Article V shall be made no later than the date required under Code Section 409A.
(2)Delay of Payments
. Except as otherwise provided in this Section, no payment scheduled to be made under this Article V may be delayed. Notwithstanding the foregoing, the Plan Administrator, in its sole discretion, may delay any payment scheduled to be made under this Article V in accordance with Code Section 409A in any of the following circumstances as long as the Plan Administrator treats all payments to similarly situated Participants on a reasonably consistent basis.
(a)The Plan Administrator may delay payment if it reasonably anticipates that the making of the payment will violate federal securities laws or other applicable laws provided payment is made at the earliest date on which the Plan Administrator reasonably anticipates that the making of the payment will not cause such violation.
(b)The Compensation and Benefits Committee reserves the right to amend the Plan to provide for a delay in payment upon such other events and conditions as the Secretary of the Treasury may prescribe in generally applicable guidance published in the Internal Revenue Bulletin.
x.Change in Control
.
(1)Discretionary Termination and Liquidation upon a Change in Control
. The Compensation and Benefits Committee, in its sole discretion, may terminate and liquidate the Plan within the 30 days preceding or the 12 months following a Change in Control such that all Participants and Beneficiaries affected by the Change in Control shall receive all amounts deferred under the Plan within 12 months of the date of such termination; provided, such acceleration of payments will be made only if all agreements, methods, programs, and other arrangements sponsored by the Company immediately after the Change in Control with respect to which deferrals of compensation are treated as having been deferred under a single plan with the Plan under Treasury Regulation Section 1.409A-1(c)(2) are terminated and liquidated with respect to each participant that experienced the Change in Control, so that under the terms of the termination and liquidation all such participants are required to receive all amounts of compensation deferred under the terminated agreements, methods, programs, and other arrangements within 12 months of the date all necessary action to terminate and liquidate the agreements, methods, programs, and other arrangements are taken.
(2)Other Accelerations Upon a Change in Control
. Except as otherwise provided under a Participant’s election under Section 5.3(b)(2) or upon the termination and liquidation of the Plan in the Compensation and Benefits Committee’s sole discretion pursuant to subsection (a) hereof, distributions from a Participant’s Account will not be made upon a Change in Control.

LEGAL02/39903537v2

Exhibit 10.1

LEGAL02/39903537v2

Exhibit 10.1
ARTICLE VI.
CLAIMS
i.Participant Rights
. If a Participant has any grievance, complaint or claim concerning any aspect of the operation or administration of the Plan, including but not limited to claims for benefits, (referred to herein as “claim” or “claims”) the Participant will submit the claim in accordance with the procedures set forth in this Article VI. All such claims must be submitted within the “applicable limitations period.” The “applicable limitations period” will be 1 year, beginning on (i) in the case of any payment, the date on which the payment was made, or (ii) for all other claims, the date on which the action complained of occurred. Additionally, upon denial of an appeal pursuant to Section 6.3 hereof, a Participant will have 1 year within which to bring suit for any grievance complaint or claim related to such denied appeal; any such suit initiated after such 1-year period will be precluded.
ii.Initial Claim
. Claims for benefits under the Plan may be filed with the Plan Administrator on forms or in such other written documents, as the Plan Administrator may prescribe. The Plan Administrator will furnish to the claimant written notice of the disposition of a claim within 90 days after the application therefor is filed; provided, if special circumstances require an extension of time for processing the claim, the Plan Administrator will furnish written notice of the extension to the claimant prior to the end of the initial 90-day period, and such extension will not exceed one additional, consecutive 90-day period, provided, if matters beyond the control of the Plan Administrator require an additional extension of time for processing the claim, the Plan Administrator will furnish written notice of the second extension to the claimant prior to the end of the initial 30-day extension period, and such extension will not exceed an additional, consecutive 30-day period). In the event the claim is denied, the notice of the disposition of the claim will provide the specific reasons for the denial, citations of the pertinent provisions of the Plan, and, where appropriate, an explanation as to how the claimant can perfect the claim and/or submit the claim for review.
iii.Appeal
. Any Participant or Beneficiary who has been denied a benefit will be entitled, upon request to the Plan Administrator, to appeal the denial of his claim. The claimant (or his duly authorized representative) may review pertinent documents related to the Plan in the Plan Administrator’s possession in order to prepare the appeal. The request for review, together with a written statement of the claimant’s position, must be filed with the Plan Administrator no later than 60 days after receipt of the written notification of denial of a claim provided for in Section 6.2. The Plan Administrator’s decision will be made within 60 days following the filing of the request for review and will be communicated in writing to the claimant; provided, if special circumstances require an extension of time for processing the appeal, the Plan Administrator will furnish written notice to the claimant prior to the end of the initial 60-day period, and such an extension will not exceed one additional 60-day period. If unfavorable, the notice of the decision

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Exhibit 10.1
will explain the reasons for denial and indicate the provisions of the Plan or other documents used to arrive at the decision.
iv.Satisfaction of Claims
. Any payment to a Participant or Beneficiary will to the extent thereof be in full satisfaction of all claims hereunder against the Plan Administrator, the Compensation and Benefits Committee, and the Company, any of whom may require such Participant or Beneficiary, as a condition to such payment, to execute a receipt and release therefor in such form as determined by the Plan Administrator, Compensation and Benefits Committee, or the Company. If receipt and release is required but the Participant or Beneficiary (as applicable) does not provide such receipt and release in a timely enough manner to permit a timely distribution in accordance with the general timing of distribution provisions in the Plan, such payment will be forfeited.

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Exhibit 10.1
ARTICLE VII.
SOURCE OF FUNDS; TRUST
i.Source of Funds
. Except as provided in this Section and Section 7.2 (relating to the Trust), the Company will provide the benefits described in the Plan from its general assets. However, to the extent that funds in such Trust allocable to the benefits payable under the Plan are sufficient, the Trust assets may be used to pay benefits under the Plan. If such Trust assets are not sufficient to pay all benefits due under the Plan, then the Company will have the obligation, and the Participant or Beneficiary, who is due such benefits, will look to the Company to provide such benefits.
ii.Trust
.
(1)Establishment
. To the extent determined by the Company, the Company will transfer to the Trustee the funds necessary to fund benefits accrued hereunder to the Trustee to be held and administered by the Trustee pursuant to the terms of the Trust Agreement. Except as otherwise provided in the Trust Agreement, each transfer into the Trust Fund will be irrevocable as long as the Company has any liability or obligations under the Plan to pay benefits, such that the Trust property is in no way subject to use by the Company; provided, it is the intent of the Company that the assets held by the Trust are and will remain at all times subject to the claims of the general creditors of the Company.
(2)Distributions
. Pursuant to the Trust Agreement, the Trustee will make payments to Plan Participants and Beneficiaries in accordance with a payment schedule provided by the Company. The Company will make provisions for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and will pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company.
(3)Status of the Trust
. No Participant or Beneficiary will have any interest in the assets held by the Trust or in the general assets of the Company other than as a general, unsecured creditor. Accordingly, the Company will not grant a security interest in the assets held by the Trust in favor of the Participants, Beneficiaries or any creditor.
iii.Funding Prohibition under Certain Circumstances

LEGAL02/39903537v2

Exhibit 10.1
. Notwithstanding anything in this Article VII to the contrary, no assets will be set aside to fund benefits under the Plan if such setting aside would be treated as a transfer of property under Code Section 83 pursuant to Code Section 409A(b).

LEGAL02/39903537v2

Exhibit 10.1
ARTICLE VIII.
PLAN ADMINISTRATION
i.Rights and Duties of the Plan Administrator
. The Plan Administrator will administer the Plan and will have all powers necessary to enable it to properly to carry out its duties as set forth in the Plan, including (but not limited to) the following:
(1)To construe, interpret and administer the Plan;
(2)To the extent not delegated to the Recordkeeper, to make determinations required by the Plan, including, but not limited to, determinations of whether an individual is in a class of persons designated (either by the terms of the Plan or by the Compensation and Benefits Committee) as eligible to participate in the Plan, and to maintain records regarding Participants’ and Beneficiaries’ benefits hereunder;
(3)To the extent not delegated to the Recordkeeper, to compute and certify to the Company the amount and kinds of benefits payable to Participants and Beneficiaries, and to determine the time and manner in which such benefits are to be paid;
(4)To authorize all disbursements by the Company pursuant to the Plan or the Trust Agreement;
(5)To the extent not delegated to the Recordkeeper, to maintain all the necessary records of the administration of the Plan;
(6)To make and publish such rules for the regulation of the Plan as are not inconsistent with the terms hereof;
(7)To delegate to other individuals or entities, including, but not limited to, the Recordkeeper, from time to time the performance of any of its duties or responsibilities hereunder; and
(8)To hire agents, accountants, actuaries, consultants and legal counsel to assist in operating and administering the Plan.
The Plan Administrator will have the exclusive right to construe and interpret the Plan, to decide all questions of eligibility for benefits and to determine the amount of such benefits, and its decisions on such matters will be final and conclusive on all parties.
ii.Compensation, Indemnity and Liability
. The Plan Administrator and its members will serve as such without bond and without compensation for services hereunder. All expenses of the Plan Administrator will be paid by the Company. No member of the Plan Administrator will be liable for any act or omission of any other member of the Plan Administrator, or for any act or omission on his own part, excepting his own willful misconduct. The Company will indemnify and hold harmless the

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Exhibit 10.1
Plan Administrator and each member thereof against any and all expenses and liabilities, including reasonable legal fees and expenses, arising out of his membership on the committee, excepting only expenses and liabilities arising out of his own willful misconduct.
ARTICLE IX.
AMENDMENT AND TERMINATION
i.Amendments
. The provisions of the Plan may be amended at any time and from time to time by the Compensation and Benefits Committee or its authorized delegate (including, to the extent provided in the Charter, the Plan Administrator). An amendment to the Plan may modify its terms in any respect whatsoever; provided, no such action may reduce the amount already credited to a Participant’s Account without the affected Participant’s written consent. All Participants and Beneficiaries will be bound by such amendment.
ii.Plan Freeze or Termination
.
(1)Freezing Plan Benefits
. The Compensation and Benefits Committee will have the right, in its sole discretion, to impose a permanent or temporary freezing of the Plan as of the end of any Plan Year, such that the Plan will remain in effect with respect to existing Account balances without permitting any new contributions in subsequent Plan Years.
(2)Plan Termination
. The Compensation and Benefits Committee expects to continue the Plan but reserves the right to discontinue and terminate the Plan at any time, for any reason, subject to the restrictions provided under Code Section 409A. Any action to terminate the Plan will be taken by the Compensation and Benefits Committee or its authorized delegate in the form of a written Plan amendment executed by a duly authorized officer of the Company. If the Plan is terminated, each Participant’s Account will be distributed in a single-sum payment in cash as soon as practicable after the date the Plan is terminated. The amount of any such distribution will be determined as of the Valuation Date such termination distribution is to be processed. Such termination will be binding on all Participants and Beneficiaries. Notwithstanding the foregoing, the cancellations of Participants’ Deferral Elections and distributions of Accounts will be made upon termination of the Plan (including any partial termination relating to a specified group of Participants) only to the extent permitted under Code Section 409A.

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Exhibit 10.1
ARTICLE X.
MISCELLANEOUS
i.Beneficiary Designation
.
(1)General
. Participants will designate and from time to time may re-designate their Beneficiaries in such form and manner as the Plan Administrator may determine.
(2)No Designation or Designee Dead or Missing
. In the event that:
(a)a Participant dies without designating a Beneficiary;
(b)the Beneficiary designated by a Participant is not surviving when a payment is to be made to such person under the Plan, and no contingent Beneficiary has been designated; or
(c)the Beneficiary designated by a Participant cannot be located by the Plan Administrator within a reasonable time before the latest date for payment to such Beneficiary pursuant to Article V;
then, in any of such events, the Beneficiary of such Participant with respect to any benefits that remain payable under the Plan will be the Participant’s Surviving Spouse, if any, and if not, the estate of the Participant.
(3)Forfeiture of Benefits by Certain Individuals
. Notwithstanding anything to the contrary in the Plan, no payment of benefits will be made under any provision of the Plan to any individual with respect to whom such amount would otherwise be payable if, by virtue of such individual’s involvement in the death of the Participant or Beneficiary, such individual’s entitlement to any interest in assets of the deceased could be denied (whether or not there is in fact any such entitlement) under any applicable law, state or federal, including without limitation laws governing intestate succession, wills, jointly-owned property, bonds, and life insurance. For purposes of the Plan, any such individual will be deemed to have predeceased the Participant or Beneficiary, as applicable. To the extent consistent with Code Section 409A and the guidance issued thereunder, the Plan Administrator may withhold distribution of benefits otherwise payable under the Plan for such period of time as is necessary or appropriate under the circumstances to make a determination with regard to the application of this Section.
ii.Distribution pursuant to a Domestic Relations Order
.

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Exhibit 10.1
(1)Distribution Due to Domestic Relations Order
. Upon receipt of a valid domestic relations order requiring the distribution of all or a portion of a Participant’s Account to an alternate payee, the Plan Administrator will cause the Company to pay a distribution to such alternate payee. The distribution will be completed as soon as administratively practicable after the Plan Administrator determines that the order meets the elements of a valid domestic relations order, as set forth in subsection (b) hereof, or if later, when the terms of the order have been modified to meet such elements. No distribution will be completed unless and until the order constitutes a valid domestic relations order.
(2)Requirements of a Domestic Relations Order
. For purposes of this Section, a court order will be considered a valid domestic relations order if it relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of a Participant, and is made pursuant to the domestic relations law of a state. The order should clearly identify the name of the Participant and the alternate payee, the Plan, and the amount or percentage of the Participant’s Account to be paid to the alternate payee, or the manner in which such amount or percentage is to be determined. The order may not require payment of a type or form of benefit other than as provided in subsection (a) hereof, payment of increased benefits or benefits to which the Participant does not have a vested right, or payment of benefits required to be paid to another alternate payee under another order previously determined to be a valid domestic relations order.
(3)Domestic Relations Order Review Authority
. The Plan Administrator will have authority to review and determine whether a court order meets the conditions of this Section, and to issue and adopt procedures that may be helpful in administering this Section.
iii.Headings
. The headings of the various articles and sections in the Plan are solely for convenience and will not be relied upon in construing any provisions hereof. Any reference to a section refers to a section of the Plan unless specified otherwise.
iv.Gender and Number
. Use of any gender in the Plan will be deemed to include all genders when appropriate, and use of the singular number will be deemed to include the plural when appropriate, and vice versa in each instance.
v.Assignment of Benefits
. Except as provided in Section 10.2, the right of a Participant or his Beneficiary to receive payments under the Plan may not be anticipated, alienated, sold, assigned, transferred, pledged, encumbered, attached or garnished by creditors of such Participant or Beneficiary,

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Exhibit 10.1
except by will or by the laws of descent and distribution and then only to the extent permitted under the terms of the Plan.
vi.Legally Incompetent
. The Plan Administrator, in its sole discretion, may direct that payment to be made directly to an incompetent or disabled person, whether incompetent or disabled because of minority or mental or physical disability, or to the guardian of such person or to the person having legal custody of such person or to such other person as the Plan Administrator may otherwise determine, without further liability with respect to or in the amount of such payment either on the part of the Company or the Plan Administrator.
vii.Governing Law
. The Plan will be construed, administered and governed in all respects in accordance with applicable federal law (including the Employee Retirement Income Security Act of 1974, as amended) and, to the extent not preempted by federal law, in accordance with the laws of the State of Delaware. If any provisions of this instrument are held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof will continue to be fully effective.
viii.Tax Effects
. The Plan is intended to comply with Code Section 409A and the regulations and other guidance issued thereunder such that no Participant shall be subject to early taxation or penalties thereunder. The Plan will be interpreted consistent with this intent. However, notwithstanding anything in the Plan or any summary or information regarding the Plan to the contrary, each Participant shall be solely responsible for all taxes due with respect to his benefits under the Plan, including, but not limited to, any federal, state or local income tax, any employment tax and any tax penalties, specifically including, but not limited to, tax penalties imposed under Code Section 409A. The Company retains the full discretion to apply the tax laws as it deems appropriate from time to time and makes no representation or guaranty that benefits under the Plan will have any specific tax effect or receive any specific tax treatment.
The foregoing is hereby acknowledged as being the Graphic Packaging Holding Company Directors’ Non-Qualified Deferred Compensation Plan, as adopted by the Board of Directors on ________, 2020, to be effective as of January 1, 2021.

GRAPHIC PACKAGING HOLDING COMPANY
By:
Name:
Title:

LEGAL02/39903537v2

Exhibit 10.1

LEGAL02/39903537v2